UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 24, 2015

(Date of Report: Date of earliest event reported)

NU-MED PLUS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-54808	45-3672530
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

455 East 500 South, Suite 205, Salt Lake City, Utah 84111

 (Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code: (801) 746-3570

__________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On November 18, 2015, NUMED PLUS, INC., a Utah corporation (the “Company”) issued a CONVERTIBLE DEBENTURE for $55,000 with conversion option priced at $0.25.  The Corporation is in need of additional funds to advance its business plan.  The Corporation has been in negotiations with a potential lender WLP Trust.  FOR VALUE RECEIVED, the company promises to pay to the WLP Trust, a trust organized under the laws of the State of Utah or its registered assigns (the “Holder”) or shall have paid pursuant to the negotiated terms, the principal sum of $55,000 on the maturity date or such earlier date as is required or permitted by this Debenture.  Any shares issued will be restricted and were issued under an exemption from registration under Section 4(2) of the Securities Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NU-MED PLUS, INC.

By: /s/ Jeffrey L. Robins

Date: November 24, 2015

      Jeffrey L. Robins, CEO